UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 1, 2011

The Tirex Corporation

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(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

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(State or Other Jurisdiction of Incorporation)

33-17598-NY	22-3282985
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(Commission File Number)	(IRS Employer Identification No.)

1771 Post Road East

Westport CT 06880

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(Address of Principal Executive Offices) (Zip Code)

(203) 292-6922

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(Registrant's Telephone Number, Including Area Code)

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities

On August 1, 2011, the Board of Directors of The Tirex Corporation, a Delaware corporation (“Tirex”), authorized the issuance of options to purchase common stock in exchange for $1,000,000.00 of a total of $1,191,981.95 of accrued, unpaid salary as of June 30, 2010, then owed to John L. Threshie, Jr., President and Chief Executive Officer, Louis V. Muro, Vice President of Engineering, and Michael D.A. Ash, Secretary and Treasurer (collectively, the “Principal Executives”), resulting in the issuance of the following options:

•         John L. Threshie, Jr., $295,807.82 of accrued salary = 29,580,782 options

•         Louis V. Muro, $520,589.62 of accrued salary = 52,058,962 options

•         Michael D.A. Ash, $184,265.12 of accrued salary = 18,426,512 options

The options will be (i) fully vested upon issuance, (ii) have an exercise of $0.01/share, (iii) expire within 5 years of the date of their issuance, (iv) exercisable for cash or on a cashless basis, at the Principle Executive’s option, and (v) subject to any and all future recapitalizations of the issued and outstanding capital stock of the Company on a pro forma basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2011	The Tirex Corporation

	By:	/s/ John L. Threshie Jr.
John L. Threshie, President